UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  March 1, 2019

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. — Entry Into a Material Definitive Agreement

On March 1, 2019, LTC Properties, Inc. (the “Company”) entered into separate equity distribution agreements (the “Agreements”) with JMP Securities LLC, Credit Agricole Securities (USA) Inc., KeyBanc Capital Markets Inc. and Mizuho Securities USA Inc. (each, an “Agent,” and together, the “Agents”). Under the terms of the Agreements, the Company may offer and sell, from time to time, up to $200,000,000 in aggregate offering price of shares of the Company’s common stock, par value $0.01 per share (the “Shares”), through the Agents.

Affiliates of Credit Agricole Securities (USA) Inc., Mizuho Securities USA Inc. and KeyBanc Capital Markets Inc., are members of the banking syndicate for the Company’s unsecured revolving line of credit and receive customary fees for their services.

Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. Subject to the terms of the Agreements, each Agent, if acting as Agent, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares, as instructed by the Company.  The Company will pay the Agents a commission that will not exceed 2.00% of the gross sales price of all Shares sold through the Agents under the Agreements.  Under the terms of the Agreements, the Company also may sell Shares to an Agent as principal for its own account at a price agreed upon in writing at the time of sale.

The Agreements contain customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Agents, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreements.

The offering is being made pursuant to the Company’s effective registration statement on Form S-3 and an accompanying prospectus (Registration Statement No. 333-229966) previously filed with the Securities and Exchange Commission and a prospectus supplement thereunder.  A copy of the opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

The Agreements are filed as Exhibit 1.1, Exhibit 1.2, Exhibit 1.3 and Exhibit 1.4 to this Current Report on Form 8-K and are incorporated herein by reference; the description of the material terms of the Agreements is qualified in its entirety by reference to the exhibits.

Item 1.02. — Termination of a Material Definitive Agreement

On March 1, 2019, the Company terminated its equity distribution agreements (the “Original Agreements”) with each of JMP Securities LLC, Mizuho Securities USA Inc., Credit Agricole Securities (USA) Inc. and Cantor Fitzgerald & Co., each dated August 1, 2016, in order to enter into the Agreements described in Item 1.01 of this Current Report. The Original Agreements were terminable at will by the Company and the placement agents with no penalty. The Original Agreements established an at-the-market program through which the Company had the right to sell, from time to time and at its sole discretion, shares of its common stock having an aggregate offering price of up to $200,000,000.

Further details regarding the Original Agreements are included in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2016, which is incorporated by reference herein.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(b) Shell Company Transactions

None.

(d) Exhibits.

1.1	Equity Distribution Agreement, dated March 1, 2019, by and between LTC Properties, Inc. and JMP Securities LLC.

1.2	Equity Distribution Agreement, dated March 1, 2019, by and between LTC Properties, Inc. and Credit Agricole Securities (USA) Inc.

1.3	Equity Distribution Agreement, dated March 1, 2019, by and between LTC Properties, Inc. and KeyBanc Capital Markets Inc.

1.4	Equity Distribution Agreement, dated March 1, 2019, by and between LTC Properties, Inc. and Mizuho Securities USA Inc.

5.1	Opinion of Ballard Spahr LLP regarding the legality of the Common Stock being registered

8.1	Opinion of Reed Smith LLP regarding certain tax matters

23.1	Consent of Ballard Spahr LLP (contained in Exhibit 5.1)

23.2	Consent of Reed Smith LLP (contained in Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: March 1, 2019	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President